Exhibit 99.1

Achieve Life Sciences Announces Private Placement of $1.9 Million

SEATTLE, Wash. and VANCOUVER, British Columbia, April 30, 2020 -- Achieve Life Sciences, Inc. (Nasdaq: ACHV), a clinical-stage pharmaceutical company committed to the global development and commercialization of cytisinicline for smoking cessation and nicotine addiction, today announced that it has entered into definitive agreements for a private placement of its securities for gross proceeds of approximately $1.9 million, prior to deducting placement agent commissions and estimated offering expenses.

The private placement will be for up to 5,615,653 units at a price of $0.33 per unit, with each unit consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock.  The private placement will close in two tranches based on the execution of definitive documents on April 27, 2020 and April 28, 2020. The warrants for the first closing have an initial per share exercise price of $0.362, and the warrants for the second closing have an initial per share exercise price of $0.366.  All warrants will be exercisable beginning on the six-month anniversary of the initial closing of the offering and will have a five-year term. The Company intends to use the proceeds from the private placement to fund clinical research and development, and for general working capital.

Paulson Investment Company, LLC, acted as the exclusive placement agent in connection with this offering.

The Company has additionally agreed to file a registration statement to register the resale of the shares of common stock included in the units and underlying the investor and placement agent warrants within 60 days of the closing of the offering.

The Company offered and sold the securities described above in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

About Achieve & Cytisinicline
Tobacco use is currently the leading cause of preventable death and is responsible for more than eight million deaths annually worldwide1. It is estimated that 28.7% of cancer deaths in the U.S. are attributable to cigarette smoking2. Achieve’s focus is to address the global smoking health epidemic through the development and commercialization of cytisinicline.

Cytisinicline is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is believed to aid in smoking cessation by interacting with nicotine receptors in the brain by reducing the severity of nicotine withdrawal symptoms and by reducing the reward and satisfaction associated with smoking.

As an approved, branded product in Central and Eastern Europe for more than two decades, it is estimated that over 20 million people have used cytisinicline to help combat nicotine addiction.

[1]	World Health Organization. WHO Report on the Global Tobacco Epidemic, 2019. Geneva: World Health Organization, 2017
[2]	Annals of Epidemiology, Volume 25, Issue 3, 179 - 182.e1

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the offering and the expected net proceeds of the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve may not actually achieve its plans or product development goals in a timely manner, if at all, or otherwise carry out its intentions or meet its expectations or projections disclosed in these forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including Achieve's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Achieve Contact
Jason Wong
jwong@bplifescience.com

(415) 375-3340 ext. 4